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                                                                   EXHIBIT 10(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Experts" in the Prospectus in Post-Effective Amendment Number 5 to the Registration Statement (Form N-4, No. 33-64947) of John Hancock Variable Annuity Account JF.

     We also consent to the inclusion of our reports dated February 10, 1999 on the financial statements included in the Annual Reports of John Hancock Variable Annuity Account JF and dated February 19, 1999 on the financial statements included in the Annual Report of John Hancock Variable Life Insurance Company for the year ended December 31, 1998.


                                                   /s/ Ernst & Young LLP
                                                   ERNST & YOUNG LLP
Boston, Massachusetts
April 20, 1999